Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-8 of our report dated March 30, 2022, relating to the consolidated financial statements of China Pharma Holdings, Inc. as of and for the years ended December 31, 2021 and 2020, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on October 24, 2022.

/S/ B F Borgers CPA PC (PCAOB ID 5041)

Lakewood, Colorado

October 24, 2022